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                                                                   Exhibit 10.10



                 SEPARATION AGREEMENT, MUTUAL GENERAL RELEASE
                             AND WAIVER OF CLAIMS


    THIS SEPARATION AGREEMENT, MUTUAL GENERAL RELEASE AND WAIVER OF CLAIMS (the "Agreement"), is made this 10th day of September, 1996, by and between Lisa S. Guarino ("Employee") and Northstar Health Services, Inc. ("NHS" or the "Company").

    WHEREAS, Employee has been employed pursuant to a written Employment Agreement dated November 15, 1995, a true and correct copy of which is attached hereto and marked as Exhibit "A;" and

    WHEREAS, Employee and Company have a dispute which may give rise to claims by the Employee against the Company and/or by the Company against the Employee; and

    WHEREAS, Employee and Company desire to resolve said dispute on the terms and conditions set forth herein; and

    WHEREAS, in exchange for valuable consideration, the parties desire that Employee sever and forever waive all employment rights with NHS, that the Employee execute a confidentiality provision, and that the parties reach a mutually satisfactory agreement to fully and finally resolve all existing and potential controversies among them;

    NOW, THEREFORE, for the consideration set forth below and other good and valuable consideration, including the parties' mutual releases, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto do covenant and agree as follows:

    1. Termination of Employment. The parties agree that the Employee will be
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employed by the Company until the close of business on September 30, 1996.
Employee agrees that she has no right to be re-employed by the Company after that date, and Employee agrees not to apply for employment or re-employment with the Company.

    2. Consideration by the Company.  The Company hereby agrees to pay or
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provide to Employee the following:

       a. As severance, One Hundred Thirteen Thousand Eight Hundred Fifteen and no/100 ($113,815.00) Dollars, payable in thirteen (13) equal installment of Eight Thousand Seven Hundred Fifty-Five and no/100 ($8,755.00) (subject to normal required withholding taxes) biweekly beginning October 11, 1996 and continuing through March 28, 1997;
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       b. Continuation until midnight October 1, 1996, of to health care benefits provided to Employee as of the date of this Agreement. (In order to continue such benefits, Employee shall elect continuing health care coverage under COBRA effective October 1, 1996):

       c. Options covering 10,000 shares of the Common Stock, par value $0.01 per share, exercisable until October 1, 2001, such options to be evidenced by an option agreement in the form attached hereto as Exhibit "B" and to be granted pursuant to and subject to the terms of the Company's 1992 Stock Option Plan;

    3. Consideration by Employee. Employee hereby agrees to provide the
       -------------------------
Company twenty-five (25) consulting days between October 1, 1996 and March 31, 1997, subject to the following conditions:

       a. Company is required to provide Employees with at least seventy-two
          (72) hours prior notice of the need for consultation, and Employee is required to provide Company with at least seventy-two (72) hours prior notice of unavailability;

       b. In no event shall Employee be required to provide more than ten (10) consulting days in any calendar month. For purposes of this Section 3, a "consulting day" shall mean 9:00 a.m. to 5:00 p.m. Mondays through Fridays, not including legal holidays;

       c. With respect to consulting days not used by the Company by March 31, 1997 the Company shall have waived its right to such consulting days; and

       d. Company shall advance to Employee, or promptly reimburse Employee, for all expenses incurred by Employee in providing consultation, including, but not limited to, travel, meals, hotel, taxi, parking, postage, long distance telephone calls and facsimile transmissions.

    4. Release. Each party, on their own behalf, and an behalf of their
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respective heirs, executors, assigns and administrators, attorneys and representatives, hereby irrevocably and unconditionally release, acquit, covenant not to sue and forever discharge each other and their owners, stockholders, predecessors, successors, assigns, agents, principals, directors, officers, employees, representatives, partners, attorneys, divisions, subsidiaries, parents and affiliates and all persons acting by, through, under or in concert with, or any of them (herein referred to collectively as "Releases"), from any and all grievances, charges, complaints, claims, liabilities, obligations, agreements, controversies,


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actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including those for attorney's fees, costs incurred, liquidated damages, punitive damages or penalties) of any nature whatsoever, known or unknown (herein referred to as "claim" or "claims") (a) which either party now has, owns or holds, or claims to have, own or hold, or (b) which either party at any time heretofore had, owned or held, or claimed to have, own or hold, or (c) which either party at any time hereafter may have, own or hold, or claim to have, own or hold, arising out of any transaction or occurrence occurring, accruing or arising on or before the date of this Agreement, including, but not limited to, any claim related to Employee's employment or the termination of Employee's employment including, but not limited to, any claim for wages, salaries, severance or termination or vacation pay, or benefits or insurance payments. This Agreement covers all claims of any nature under any federal, state and local law, including, but not limited to, all statutory or common-law claims, and those under Title VII of the Civil Rights Act of 1964, as amended, the Pennsylvania Human Relations Act, as amended, the Family and Medical Leave Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, as amended, the Pittsburgh Code, and any other law or statute. The parties further agree to indemnify, defend and hold harmless each and all of the Releases from any claim made against any of them relating to the subject matter of this Agreement, including any claim for attorney's fees, costs or expenses. In releasing Employee from all claims, Company is relying on Employee's representation that she does not possess any Company funds or property of any kind and that she has not transferred to any third party any Company funds or property of any kind. In releasing Company from all claims, Employee is relying on Company's representation that it will pay to Employee all wages, salary, accrued vacation and personal time, and benefits due her under her Employment Agreement for her services rendered up through September 30, 1996.

    5. Confidentiality. Employee and Company each acknowledge their respective
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material interests in the confidentiality of this Agreement and represent and agree that each will keep the existence and terms of this Agreement and this settlement completely confidential with:

       a. their attorneys; and

       b. members of Employee's immediate family; and

       c. such bona fide professional advisors as each may from time to time engage.

    Each party agrees to take no action, including making oral or written statements of a derogatory or disparaging nature, which would cause the other party and/or its employees embarrassment or humiliation, or would otherwise cause or contribute to either party being held in disrepute by the general public. The parties further agree that any violation of this Paragraph 5 is a material breach of this Agreement.


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    6. Advisor. Employee is advised to consult with an attorney of her choice
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before signing this Agreement. Employee will be allowed a period of twenty-one
(21) days in which to consult with an attorney or otherwise consider the terms of this Agreement.

    7. Effective Date. This Agreement shall not become effective until seven (7)
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days following the date of the last signature of this Agreement (the "Effective
Date"). Prior to that time, Employee may elect to revoke this Agreement. If Employee chooses to revoke this Agreement, Employee or her attorney or representative shall notify Michael S. Delaney, Esquire, 1921 Phildelphia Street, Indiana, Pennsylvania 15701, in writing.

    8. Representatives. Employee represents, acknowledges and agrees that, in
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executing this Agreement, Employee does not rely and has not relied upon any representation or statement made by the Company or any of its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, other than the matters contained herein.

    9. Governing Law. This Agreement is made and entered into in the
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Commonwealth of Pennsylvania and shall, in all respects, be interpreted, enforced and governed under the internal laws of Pennsylvania, without regard to its conflicts or choice of law provisions. The language of all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against any of the parties thereto.

    10. Specific Performance.  The Company and Employee agree that Paragraphs 2,
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3 and 5 of this Agreement are of a unique and special nature and that any violation thereof is a material breach of this Agreement and will result in immediate and irreparable harm to the Company or Employee, and that in the event of any actual or threatened breach or violation of the provisions of this Agreement, the Company or Employee will be entitled as a matter of right to an injunction or decree of specific performance from any equity court of competent jurisdiction. The Company and Employee hereby waive the right to assert the defense that such breach or violation can be compensated adequately in damage and in an action at law. Nothing contained in this provision will be construed as prohibiting the Company or Employee from pursuing any other remedies at law or in equity available to it for any such breach or violation or threatened violation, without the need for posting any bond or the requirement of any other guarantee.

    11. Severability. The parties agree that the provisions of this Agreement
        ------------
will be severable, and if any portion of this Agreement is held to be unlawful or unenforceable, the same will not affect any other portion of this Agreement and the remaining terms and conditions or portions thereof will remain in full force and effect. This Agreement will be construed in such case as if such unlawful or unenforceable provision had never been contained herein, in order to effectuate the intentions of the parties in executing this Agreement. In furtherance and not in limitation of the foregoing, should any durational or


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geographical restriction or restriction on business activities covered under this Agreement be found by any court of competent jurisdiction to be overly broad, Employee and the Company intend that such court will enforce this Agreement in any less broad manner the court may find appropriate by construing such overly broad provisions to cover only that duration, extent or activity which may be enforceable. The parties acknowledge the uncertainty of the law in this respect, and expressly agree that this Agreement will be given the construction that renders its provisions valid and enforceable to the maximum extent permitted by law.

    12. Merger. The Agreement sets forth the entire agreement between Employee
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and Company and fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter thereof.

    13. No Oral Modification. This Agreement may be modified or amended only by
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the written agreement of Employee and Company.

    14. Reference Letter. In exchange for the provisions of this Agreement,
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Company has provided an acceptable reference letter to Employee, a copy of which is attached hereto as Exhibit C. Employee acknowledges that said letter is the sole response that Company will give to those requesting a reference regarding Employee's service to the Company.

    15. No Admission. This Agreement does not constitute and shall not be
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construed in any way as an admission of any wrongdoing or any violation of or noncompliance with any obligation by Company or Employee and/or any of their predecessors, successors, affiliates, related entities, assigns, directors, officers, agents and employees.

    16. Construction. Neither this Agreement nor any terms or provisions herein
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shall be construed against the drafter thereof and this Agreement and all terms and provisions herein shall be deemed to have been drafted jointly by all parties thereto.

    17. Indemnification. NHS hereby indemnifies and holds Employee harmless from
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and against any and all liability resulting from Employee's employment with NHS until September 30, 1996, excluding any act of Employee constituting fraud. NHS is giving this indemnification based on Employee's representation that she is unaware of any claim made, pending or threatened against the Company or Employee which could be subject to this indemnification provision. Such indemnification shall include attorney's fees and expenses reasonably incurred by Employee in defending against any and all claims of liability on the part of Employee relating to her employment with NHS.


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     18. Successors, Assigns, Etc. This Agreement shall be binding upon, and
         ------------------------
shall insure to the benefit of, the Employee and the Company and their respective successors, permitted assigns, heirs and legal representatives.

         Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect, provided, however, that nothing in this Section 18 shall preclude the assumption of such rights by executors, administrators, or other legal representatives of the Employee or her estate and their assigning any rights hereunder to the person or persons entitled thereto.

        Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all, or substantially all, of its assets to another corporation or any similar such transaction. Upon a consolidation or merger or upon a transfer of assets to an entity which assumes this Agreement, the term "Company" as used herein shall mean such other or surviving corporation and this Agreement shall continue in full force and effect.

     19. Interest. Any sum due and owing to Employee hereunder and not received
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by the Employee on or before the due date therefor shall bear interest, until so received by the Employee, at that interest rate equal to the lesser of (A) the highest rate permitted by applicable law; or (B) the sum of (i) ten (10) percentage points, and (ii) the "prime rate" of Mellon Bank, N.A., Pittsburgh, Pennsylvania, office, as announced from time to time.

     20. Remedies. If the Company or Employee prevails in a proceeding for
         --------
damages or equitable relief to enforce any provision of this Agreement, the Company and Employee agree that the prevailing party in such proceeding, in addition to other relief, shall be entitled to reasonable attorneys' fees, costs and the expenses of litigation incurred in securing the relief granted by the Court.

PLEASE READ THIS DOCUMENT CAREFULLY AS IT INCLUDES A GENERAL RELEASE AND WAIVER OF ALL KNOWN AND UNKNOWN CLAIMS OF ANY KIND.


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

     The parties set their hands and seals this 19th day of September, 1996:

WITNESS:


/s/ Sheree D. Frederick                   /s/ Lisa S. Guarino
--------------------------------------    --------------------------------------
                                                  Lisa S. Guarino

ATTEST:                                   NORTHSTAR HEALTH SERVICES, INC.


/s/ Sheree D. Frederick                   By: /s/ Thomas W. Zaucha       (Seal)
--------------------------------------       ----------------------------
                                             Thomas W. Zaucha, CEO








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